Exhibit 10.4

AMENDED AND RESTATED CONSULTING SERVICE AGREEMENT

THIS AMENDED AND RESTATED CONSULTING SERVICE AGREEMENT (“this Agreement”) is entered into on the June 30, 2017, by and between the following parties:

Party A: Hailiang Education Consulting and Service Co., Ltd (hereinafter referred to as Party A)

Residential Address: Xilin Road, Diankou Town, Zhuji City, Zhejiang

Legal representative: Wang Ming

Party B: Hailiang Education Investment Co., Ltd (hereinafter referred to as Party B)

Residential Address: Hailiang business hotel Room 505, Diankou Town, Zhuji City, Zhejiang;

Legal representative: Wang Ming

Party C (shareholder of Party B): Hailiang Feng (hereinafter referred to as Party C)

Identity Card No.: 3306251960102860116

Residential Address: No. 382, Jiefang Road, Diankou Town, Zhuji City, Zhejiang.

WHEREAS:

1. Party A, Party B, Party C and other subject of the contract have signed the CONSULTING SERVICE AGREEMENT on December 31, 2013.

2. Party A is a wholly foreign owned enterprise duly organized and existing under the laws of the People’s Republic of China, mainly engaged in consulting and service of education management, development of educational software and electronic products, business consulting; Laboratory lease, and education Logistics management;

3. Party B is a sole proprietorship of natural person duly organized and existing under the laws of the People’s Republic of China, mainly engaged in educational investment and other relevant business via its affiliated entities;

4. Party C is the shareholder of Party B, who holds the 100% equity interest of Party B.

5. Party A, Party B and Party C are now willing to revise and sign this agreement.

And whereas Party A shall provide Party B and Party B’s affiliates (entities invested or controlled by Party B), including but not limited to the companies, schools or other entities of which Party B directly or indirectly holds more than 50% equities. ) educational consulting, technical and logistics support, this contract is hereby made and entered into as follows by parties hereto after negotiation:

1.	SERVICE ITEMS

1.1	Parties hereto agree to cooperate with each other in terms of business operation and management in accordance with terms and conditions agreed herein. The cooperation mode is that Party B and Party C irrevocably retain the services of Party A or Party A’s affiliates (the institutions controlled by Party A, including but not limited to the companies or other institutions, of which Party A holds above 50% equity interest directly or indirectly) to Party B and its affiliates, including exclusive education consulting, technical and logistics support, etc (Please refer to Annex I for detailed contents). The contents of Annex I is the service scope determined in accordance with the actual requirement of Party B and its affiliates after negotiation by Party B, Party A and its affiliates.

1.2	Party A and Party A’s affiliates agree to provide the service items mentioned in Annex I, and provide the services of education consulting, technical and logistics support, etc. in accordance with this Agreement.

1.3	Party B agrees to urge Party B’s affiliates to sign a specific school trust management services agreement or other similar agreements with Party A or Party A’s affiliates.

1.4	During the term of this Agreement, Party A shall be the exclusive provider of the Services. Party B and party C agree not to directly or indirectly accept any same or similar services from other providers, or establish any similar business cooperation with other providers, without the prior written approval of Party A.

1.5	Party C agrees to urge Party B and its affiliates to perform the obligations, guarantees and undertakings hereunder within the term hereof.

1.6	Party A undertakes that the service items, provided by Party A or Party A’s affiliates, are in accordance with Education Law of the People’s Republic of China and other relevant laws and regulations.

2.	SERVICE FEES

2.1	In consideration all the services in Annex I provided by Party A or Party A’s affiliates to Party B and its affiliate pursuant to the terms and conditions hereof, Party B and Party C agree that, Party B and its affiliates pay Party A or its affiliates the service fee at a fair price. When calculating the service fee, the following factors shall be considered: (1) the difficulty and the complexity of the service; (2) all human resources, materials, financial resources and time contributed by Party A to the service; (3) the varieties, the contents and the business value of the service; (4) the market value of other similar service.

2.2	Specific mode of fees calculation: Party B agrees that, Party B and its affiliates pay Party A or Party A’s affiliates annually. The specific amount of service fees based on the gross annual income of Party B and its affiliates shall be withdrawn by certain proportion (“accruing proportion”). The calculation of accruing proportion shall be decided by Party A independently, while integrating with the factors of 2.1. And Party A may adjust the accruing proportion according to the actual consulting service provided, thus Party B and its affiliates shall pay the service fees complying with the accruing proportion adjusted or indicated. The ceiling of the service fees is the net income of Party B and its affiliates after the deduction of the reserved fund for development and other necessary fees.

2.3	Payment: Party A or its affiliates shall provide Party B and its affiliates respectively with the bill of due accrued expenses, invoice and other detailed information of the service provided. Within 10 workdays after receiving the bill, Party B and its affiliates shall respectively pay the services fees to the bank account specified by Party A or its affiliates, and fax the transfer voucher or mail the scanning copy to Party A.

2.4	Party A is entitled with discretionary power to fix the service fees; this power is only enjoyed by Party A.

2.5	All parties hereto shall perform the obligations of paying taxes according to current existing and applicable Chinese taxation laws, regulations and normative documents.

3.	WARRANTIES AND UNDERTAKINGS MADE BY PARTY B AND PARTY C

3.1	Party B undertakes to Party A that it is an enterprise legal person duly incorporated and validly existing in good standing under PRC laws, has all necessary certificates and approvals for the sake of operation. Party B’s affiliates are non-enterprise Unit duly incorporated and validly existing in good standing under PRC laws, have all necessary certificates and approvals for the sake of operation, such as Certificate for Private Non-enterprise Unit, Permit for Running a PRC Private School, Tax Registration Certificate and has not violated any PRC laws and regulations since its establishment.

3.2	Party C agrees to urge Party B to perform the undertakings and guarantees hereunder.

4.	NON-PERFORMANCE OBLIGATIONS OF PARTY B AND PARTY C

Party B and Party C hereby confirm and agree that, unless otherwise permitted in written form by Party A in advance, Party B shall not conduct any transactions which may influence its assets, businesses, employees, rights and obligations and operation mode, including but not limited to the following contents:

4.1	conducting any businesses beyond the qualifications or business stipulated hereof;

4.2	borrowing from any third party or assuming any debts;

4.3	selling, replacing or disposing any assets or rights in other ways to any third party, including but not limited to any intellectual property right;

4.4	providing guarantee with its assets or intellectual property right or providing guarantee in other ways to any third party, or setting any encumbrances on Party B’s assets;

4.5	modifying Party B’s articles of associations or changing Party B’s business scope or principal businesses;

4.6	assigning rights and obligations hereunder to any third party;

4.7	transferring equity rights to any third party or changing Party B’s equity structure;

4.8	liquidating or dissolving Party B;

4.9	making great adjustments to Party B’s business operation mode, marketing strategy, operation guidelines or orientation of students;

4.10	distributing dividends to Party C

During the term of this Agreement, Party C abandons the right to obtain dividends from Party B.

5.	INTERESTS AND RIGHTS HEREOF AND OWNERSHIP OF INTELLECTUAL PROPERTY RIGHT

As for all the rights, ownership, interests and intellectual property rights arising out of the performance hereof or entrusted management, including but not limited to copyrights, patents, technical secrets, business secrets, websites, brands (for example “Hailiang”), brand reputation and other intellectual property rights, whether independently developed by Party A or its affiliates; or developed by Party B and its affiliates on the basis of Party A’s or its affiliates’ intellectual property rights or developed by Party A on the basis of Party B’s intellectual property rights, Party A has an exclusive right of ownership and intellectual property rights and other rights. Party A shall permit licensing right to Party B and its affiliates to use the afore-said intellectual property rights (including but not limited to software products independently developed by Party A or Party A’s affiliates).

If the development is made by Party A or its affiliates on the basis of Party B’s or its affiliates’ intellectual property rights, Party B shall ensure that the said intellectual property rights have no defects. Any losses caused to Party A or its affiliates shall be undertaken by Party B. If Party A or its affiliates undertakes compensation liabilities to any third party arising therefrom, Party A is entitled to claim compensations against Party B for all its losses after making the said compensations to the third party. Nevertheless, related compensation liabilities shall not influence the payment of service fee made by Party A stipulated in Article 2.1 hereof.

6.	MODIFICATION AND ALTERATION

6.1	Any modification or change hereto shall be effective upon the execution of written agreements by all parties hereto. Any modification agreement or supplementary agreement hereto duly signed by all parties shall be an integral part hereto and have the same legal binding force as this contract.

6.2	Party B and Party C may increase the number of the affiliates and guarantee and urge the stipulations hereof or the school trust management services agreement, signed by Party A or Party A’s affiliates and Party B’s affiliates.

6.3	Party B shall not modify, change or terminate this contract unless duly approved by Party A’s final shareholders in legal form.

7.	LIABILITY FOR BREACH

Either party’s violation of stipulations hereof, nonperformance of the obligations hereof, or make any incorrect or false instructions or warranties shall be deemed as breach hereto. The default party shall bear the losses therefrom of other parties and undertake the liquidated money if otherwise agreed to.

8.	DISPUTE SETTLEMENT

8.1	Any dispute arising out of interpretation and performance hereof shall be settled through friendly negotiation by parties hereto. If parties hereto fail to settle the said dispute through friendly negotiation, any party may file the said dispute with China International Economic and Trade Arbitration Commission for arbitration according to valid arbitration rules. Place of arbitration is Shanghai and arbitration language is Chinese. The arbitration award is final and binding on all Parties hereto.

8.2	Apart from issues of disputes arising, all parties shall perform their respective obligations according to stipulations hereof on the basis of good faith.

9.	APPLICABLE LAWS

Execution, validity, performance, interpretation and dispute settlement of this contract, its attached agreements and relevant annexes shall be subject to laws of the People’s Republic of China.

10.	CONFIDENTIALITY

10.1	All parties hereto agree to take every effort and reasonable measures to keep the confidential data and information (hereinafter referred to as “confidential information”, a written notice shall be expressly made to state the materials and documents as “confidential information”) known by and available to them secret. One party shall not disclose, send or transfer the confidential information to any third party without prior written consent of the confidential information provider. All parties hereto shall, upon the termination hereof, return any and all the documents, materials or software with confidential information to the original owner or the provider, or destroy them after being approved by the original owner or the provider, including delete any confidential information from any memorable equipments and the confidential information shall not be used any more. Necessary measures shall be taken by all parties to disclose the confidential information to the necessary people including the company staff, agency or the professional consultant, who shall be subject to the confidentiality obligations hereunder. All parties and the staff, agency or the professional consultant thereof shall sign a confidentiality agreement for earnest enforcement.

10.2	The said restriction is not applicable to:

10.2.1	Materials having been available to the public prior to the disclosure.

10.2.2	It is proved by the contract that information which has been obtained prior to the disclosure and not directly obtained from a third party.

10.2.3	According to the related laws and regulations, a disclosure shall be made to any concerned government authorities, stock administration and exchange institutes, or legal consultants and financial consultants retained by all parties due to normal business needs.

10.3	All parties hereto agree that this clause shall remain in force and effect despite the modification, termination or revocation of this contract (if any).

11.	NOTICE

All notice sent for the purpose of performance of each party’s obligations under this contract shall be made in writing and be sent out by personal delivery, registered letter, pre-paid post, approved express service or image fax to the address of relevant party or parties.

Party A: Hailiang Education Consulting and Service Co., Ltd

Address: Hailiang Mansion, No. 1508, Binsheng Road, Binjiang District, Hangzhou City, Zhejiang

Fax: 0571-58120100

Tel: 0571-58121720

Recipient: Huang Shiqi

Party B: Hailiang Education Investment Co., Ltd

Address: Hailiang Mansion, No. 1508, Binsheng Road, Binjiang District, Hangzhou City;

Fax: 0571-58122010

Tel: 0571-58122010

Recipient: Zhang Simeng

Party C: Hailiang Feng

Address: Hailiang Mansion, No. 1508, Binsheng Road, Binjiang District, Hangzhou City, Zhejiang

Fax: 0571-58120100

Contact: 0571-58121278

12.	EFFECTIVENESS AND DURATION

12.1	This Agreement shall become effective on the aforesaid date it is signed.

12.2	During the term of this Agreement, this Agreement may not be terminated by Party B and Party C, or terminated by Party A without any cause.

12.3	Each party herein confirms that this contract is a fair and reasonable contract mutually and equally made among all the parties. Should any article or stipulation hereof are deemed to be illegal or impossible to be performed according to any applicable law, such article or stipulation shall be deemed canceled from this contract and ineffective. Nevertheless, the rest of this contract shall remain effective and this contract are deemed not include the foresaid article from the beginning. Each party shall replace the deemed-being-canceled article with a mutually acceptable, legal and effective article through mutual negotiation.

13.	MISCELLANEOUS

13.1	Any failure to perform any right or power hereunder shall not be deemed as a waiver of the said right or power. Any individually or partly exercising of any right or power shall not exclude the exercising of any other right or power.

13.2	Party C undertakes that, not matter what change is made to the equity percentage of Party B held by Party C, the stipulations hereunder shall have legal binding force on Party C. And the stipulations hereunder shall apply to all the equity interests of Party B held by Party C.

13.3	The annexes hereto shall be an integral part of this contract and are of the same legal binding force as this contract.

13.4	The parties hereby confirm that, this Agreement includes total and only agreements between Party A, Party B and Party C and replaces all negotiations, agreements, commitments and written agreements, relating to matters stipulated in this Agreement. Since the date of signing this Agreement, the consulting service agreement which signed on December 31, 2013 between the parties shall be terminated

13.5	This Agreement shall be made in five counterparts with each of Party A, Party B and Party C holding one copy.

Annexes:

Annex I: CONTENTS OF MANAGEMENT

Annex I: CONTENTS OF MANAGEMENT

CONTENTS OF MANAGEMENT

1. Providing the curriculum design and courseware development;

2. Maintain and improve the systems of enrollments of students’

3. Providing the teachers training, consultation and teaching staff management consultation;

4. Providing the staff training, consultation and company management consultation;

5. Providing the lease and maintain service of computers, teaching equipment and servers.

6. Providing the office and teaching net maintaining and safe-keeping service

7. Providing the market investigations and service of research;

8. Providing the middle-and-long-term developing service of market developing;

9. Providing the business developing and market developing consultation service;

10. Providing the internet service for source of the students;

11. Providing the developing and researching service of business management knacks;

12. Providing service of enterprise management and planning;

13. Providing service of technical consulting and technology transfer;

14. Providing service of public relationship;

15. The arrangement and employment of the person in charge, the capital distribution, the finance management, and property finance service;

16. Other issues concerned with the business management of Party B and its affiliates.

(THIS PAGE IS THE SIGNATURE PAGE FOR STRUCTURE CONTRACT)

Party A: Hailiang Education Consulting and Service Co., Ltd.
(Seal)
Legal representative: /s/ Ming Wang
Date: June 30, 2017

Party B: Hailiang Education Investment Co., Ltd
(Seal)
Legal representative: /s/ Ming Wang
Date: June 30, 2017

Party C (shareholder of Party B): /s/ Hailiang Feng
Date: June 30, 2017